Putnam Retirement Income Fund Lifestyle 2, February 29, 2016, semiannual report

(d)(5) Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated
February 27, 2014; Schedule A amended as of November
30, 2015 Incorporated by reference to Post-
Effective Amendment No. 222 to the Registrants
Registration Statement filed on November 25, 2015.